Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (referred to as "Agreement") entered into this ____ day of ____________, 2007, by and between Joseph E. Lynch (referred to as "Mr. Lynch") and Energizer Holdings, Inc. (referred to as "ENERGIZER" and as defined at Paragraph 11):

WITNESSETH:

WHEREAS, Mr. Lynch is an employee of ENERGIZER serving in a key leadership and strategic position as Chief Executive Officer and President, Schick-Wilkinson Sword, and he has recently indicated his interest in retiring; and

WHEREAS, Mr. Lynch and ENERGIZER are amicably concluding their employment relationship; and

WHEREAS, ENERGIZER desires to receive from Mr. Lynch a general release from any employment or other claims which may exist, as well as covenants not to engage (either directly or indirectly) in competition with, or to solicit any employee, client or account of, ENERGIZER, as well as a covenant not to disclose confidential information obtained by Mr. Lynch in the course of his employment with ENERGIZER or its Schick-Wilkinson Sword division; and

WHEREAS, ENERGIZER and Mr. Lynch desire to confirm the terms and conditions of Mr. Lynch’s release and other covenants, agreements and understandings; and

WHEREAS, ENERGIZER’s Board of Directors has approved the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and considerations contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Employment. Mr. Lynch and ENERGIZER agree that at the conclusion of business on March 31, 2007 Mr. Lynch will resign from employment as President and Chief Executive Officer, Schick-Wilkinson Sword with ENERGIZER and will be removed from ENERGIZER’s payroll on that date. Mr. Lynch will continue to satisfactorily perform his duties through the end of business on March 31, 2007. Mr. Lynch’s termination will be deemed to be a voluntary termination of employment following attainment of age 55 for all purposes of ENERGIZER’s benefit plans and programs.

2. Consideration. In full consideration of Mr. Lynch’s general release of claims which may exist against ENERGIZER, and his covenants of non-competition, non-solicitation and nondisclosure set forth herein, ENERGIZER agrees to pay Mr. Lynch, upon his retirement from employment, the sum of Five Hundred Thousand Dollars ($500,000). As additional consideration, ENERGIZER agrees to accelerate the vesting of 2,500 unvested restricted stock equivalents awarded to Mr. Lynch in January of 2005, which are currently scheduled to vest in 2008 and 2009, so that vesting shall occur upon his retirement, and at that time, 2,500 shares of ENERGIZER’s common stock shall be issued to him.

3. No Impact on Benefit Entitlements. The promises and payment contained in Paragraph 2, above, are in addition to any wages or other benefits to which Mr. Lynch already is entitled, or will become entitled, in the regular course of his employment with ENERGIZER, pursuant to, and in accordance with, the terms of any of ENERGIZER’s benefit plans or programs, including, but not limited to, the benefit plans and programs set forth in paragraph 4 of this Agreement. Mr. Lynch understands and acknowledges that, under the terms of ENERGIZER’s Annual and Long-Term Bonus Program, upon his retirement prior to the end of the current fiscal year, he will not be entitled to any pro-rated portion of the annual or long-term bonus opportunity approved by the Nominating and Executive Compensation Committee (the “Committee”) of ENERGIZER’s Board of Directors in October of 2006, or of the contingent bonus opportunity approved by the Committee in October of 2005, payment of which is contingent upon fiscal year 2007 results. Mr. Lynch also understands and acknowledges that, pursuant to the terms of the Performance Restricted Stock Equivalent Awards granted to him by the Committee in October of 2005 and October of 2006, upon his retirement prior to the vesting of those awards, both of those awards will be forfeited, as will his right to compensation under his Change of Control Employment Agreement. It is also acknowledged and agreed that the monetary payment described in Paragraph 2 is not to be deemed compensation for purposes of the calculation of Mr. Lynch’s pension benefits under any qualified or non-qualified retirement plan of ENERGIZER.

4. Mr. Lynch’s General Release. Mr. Lynch agrees:

a. To release, settle and forever discharge ENERGIZER, including its agents and employees, from any and all claims, causes of action, rights, demands, debts, or damages of whatever nature, whether or not Mr. Lynch currently knows of them, which might have arisen from Mr. Lynch’s employment with and termination from ENERGIZER and which may be brought by Mr. Lynch or another person or agency on Mr. Lynch’s behalf. This includes, but is not limited to, all claims of discrimination which Mr. Lynch may have arising out of any violation of any local, state or federal law, regulation or executive order, including all claims under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Family Medical Leave Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, as well as any claim, right or cause of action under the Missouri Revised Statutes including, but not limited to, Workers’ Compensation Retaliation § 287.780, the Service Letter Statute § 290.140, the Missouri Human Rights Act § 213.010 et seq., actions at common law, in contract or tort, all claims for last wages, seniority, reinstatement, attorneys’ fees, costs, and actual compensatory and punitive damages; notwithstanding the foregoing, however, the provisions of this release shall not affect Mr. Lynch’s right to raise any claims based on any Social Security, Workers' Compensation, or unemployment compensation laws, or claim for benefits under any employee pension or welfare benefit plan or program of ENERGIZER, now or in the future, including, but not limited to, the Energizer Holdings, Inc. Retirement Plan, the Energizer Holdings, Inc. Supplemental Executive Retirement Plan, the Energizer Holdings, Inc. Deferred Compensation Plan, the Energizer Holdings, Inc. Savings Investment Plan, the Energizer Holdings, Inc. Executive Savings Investment Plan, the Energizer Holdings, Inc. Executive Life and Health Plans, retiree benefits under the Energizer Holdings, Inc. Medical Plan, and any grant of options or restricted stock equivalents pursuant to the Energizer Holdings, Inc. 2000 Incentive Stock Plan.

b. Mr. Lynch specifically agrees that he has not been treated adversely on account of age, race, gender or other legally protected classification or otherwise retaliated against for any statement, report or claim made by him, if any. Mr. Lynch acknowledges that ENERGIZER relied on the representations and promises in this Agreement in agreeing to pay Mr. Lynch the benefits described in this Agreement.

c. Mr. Lynch agrees to accept the monetary payment set forth in Paragraph 2 above, in consideration for the settlement, waiver and release and discharge of any and all claims or actions against ENERGIZER arising under any federal, state, or local statute, law, or regulation pertaining to employment discrimination on the basis of sex, race, color, religion, creed, national origin, age, mental or physical disability, marital status, veteran’s status, or any other reason established by law, including any claim of actual or constructive wrongful discharge, as well as for his other covenants set forth below.

5. Mr. Lynch’s Covenants Not to Compete, Solicit or Disclose. Mr. Lynch acknowledges that the services which he rendered to ENERGIZER are of a special character which have a unique value to ENERGIZER, the loss of which cannot be adequately compensated by damages in an action of law. Mr. Lynch agrees that by virtue of his employment, he has gained a special and unique understanding of ENERGIZER’s business in the formulation, processing, manufacturing, distribution, sale, and marketing of ENERGIZER’s wet-shave products and battery and battery related products, as well as other products formulated, designed, processed, manufactured, distributed, sold, or marketed by ENERGIZER during the tenure of Mr. Lynch’s employment. Mr. Lynch at all times recognizes and respects the advantageous business relationship which exists between ENERGIZER and its employees and its present and potential customers, clients and suppliers who have been made aware of the products and services of ENERGIZER. Mr. Lynch makes the covenants contained in this Agreement in view of: the unique value of the services of Mr. Lynch for which ENERGIZER has employed Mr. Lynch; the Confidential Information obtained by or disclosed to Mr. Lynch as an employee of ENERGIZER; and ENERGIZER’s agreement to provide Mr. Lynch with consideration as provided in this Agreement.

Specifically:

a. Mr. Lynch agrees that for a period of three (3) years after termination of Mr. Lynch’s employment -- i.e., from April 1, 2007 through April 1, 2010 -- (“the Non-Compete Period”), Mr. Lynch will not compete against ENERGIZER in ENERGIZER Business.

(i)   For purposes of this Agreement, “ENERGIZER Business” shall mean any of the following business activities: any aspects of formulating, design, manufacturing, marketing, distributing, consulting with regard to, and/or operating a facility for the manufacturing, processing, marketing, or distribution of, wet-shave products, including razors, blades, shaving systems, shaving cream and other accessories, batteries, lighting products, rechargeable batteries, and related battery and lighting products. “ENERGIZER Business” includes products and/or methods that presently are used, were used, or are under development or consideration, whether or not completed, for use by ENERGIZER as of the date Mr. Lynch’s employment terminates.

(ii)       For purposes of this Agreement, to “compete” means to accept or begin employment with, advise, finance, own (partially or in whole), consult with, or accept an assignment through an employer with any third party world wide in a position involving or relating to an ENERGIZER Business.

      (iii)      This Agreement does not preclude Mr. Lynch from buying or selling shares of stock in any company that is publicly listed and traded in any stock exchange or over-the-counter market; provided, however, that Mr. Lynch may not use Confidential Information to engage in, or induce others to engage in, insider trading as prohibited by federal and state securities laws.

      (iv)      Mr. Lynch acknowledges and agrees that the foregoing restrictions are reasonable and necessary for the protection of the goodwill and business of ENERGIZER and are enforceable in view of, among other things; (i) the narrow range of activities prohibited, (ii) the national and international markets in which ENERGIZER operates, (iii) the Confidential Information to which Mr. Lynch had access during his employment, and (iv) Mr. Lynch’s background and qualifications are such that the restrictions will not impose an undue hardship on Mr. Lynch nor unreasonably interfere with Mr. Lynch’s ability to earn a livelihood. The parties hereby acknowledge that the nature of the business conducted by ENERGIZER and the position of ENERGIZER in the battery and wet-shave industry mandate the foregoing non-competition restriction for a substantial duration in order to protect and preserve the competitive advantage and goodwill of ENERGIZER.

b. For the duration of the Non-Compete Period, Mr. Lynch shall not (i) induce or attempt to induce any employee of ENERGIZER to leave the employ of ENERGIZER or in any way interfere with the relationship between ENERGIZER and its employees (other than non-supervisory or non-managerial personnel who are employed in a clerical or maintenance position) or (ii) induce or attempt to induce any customer, supplier, distributor, broker, or other business relation of ENERGIZER to cease doing business with ENERGIZER, or in any way interfere with the relationship between any customer, supplier, distributor, broker or other business relation and ENERGIZER.

c. Mr. Lynch acknowledges that the information, observations and data relating to the formulation, technology or design, intellectual property, processing, manufacturing, distribution, sale and marketing of ENERGIZER's wet-shave products, including razors, blades, shaving systems and shaving cream and other accessories, batteries, and battery related products obtained by Mr. Lynch during the course of Mr. Lynch’s employment with ENERGIZER (the "Confidential Information") are confidential and the exclusive property of ENERGIZER. Mr. Lynch agrees that he will not disclose to any unauthorized persons or use for Mr. Lynch’s own account or for the benefit of any third party (other than ENERGIZER) any of such Confidential Information without ENERGIZER’s prior written consent, unless and to the extent that such Confidential Information becomes generally known to, and available for use by, the public other than as a result of Mr. Lynch’s acts or failure to act.

For purposes of this Agreement, “Confidential Information” means all information with respect to the conduct or details of the business and operations of ENERGIZER, including but not limited to current and planned information systems; the names, addresses or particular desires or needs of its customers; the bounds of its markets; the prices charged for its services or products; its market share; marketing strategies and promotional efforts in any market; product development, manufacturing processes, and research and development projects; formulas, inventions and compilations of information, records or specifications; future product or market developments, financial information, information regarding suppliers, and costs of raw materials and other supplies; financing programs, overhead distribution and other expenses; conversion costs; contemplated, pending, or completed acquisitions; or personnel. Mr. Lynch understands and agrees that such “Confidential Information” is important, material and confidential, and that disclosure would gravely affect the successful conduct of ENERGIZER’s businesses. The obligation to protect Confidential Information is on-going and does not expire upon the termination of the parties’ contractual relationship.

d.  Mr. Lynch acknowledges that irreparable injury will be caused to ENERGIZER by any breach or threatened breach of any of the provisions of paragraph 5 (a) through (c) and Mr. Lynch therefore agrees that, in the event of any breach or threatened breach, ENERGIZER, in addition to all of the rights and remedies at law or in equity as may exist in its favor, shall have the right, in a court of law or equity having jurisdiction, to enforce the specific performance of the foregoing provisions. In the event of an action in a court of law or equity to enforce any provision of this Agreement, Mr. Lynch shall be responsible for all expenses incurred by ENERGIZER in connection therewith, including, but not limited to, ENERGIZER’s reasonable attorney’s fees and costs.

e.  Mr. Lynch has carefully read and considered the provisions of paragraph 5 (a) through (c) hereof, and having done so, agrees that the restrictions set forth in such paragraphs (including, but not limited to, the time period of the restriction set forth in paragraph 5 (a) hereof) are fair and reasonable and required for the protection of the interests of ENERGIZER, its officers, directors, and other employees.

f.  The failure by ENERGIZER to enforce at any time any of the provisions of this paragraph 5 or to require at any time performance by Mr. Lynch of any provisions hereof, shall in no way be construed to be a release of Mr. Lynch or waiver of such provisions or to affect the validity of this Agreement or any part hereof, or the right of ENERGIZER thereafter to enforce every such provision in accordance with the terms of this Agreement.

g.  Nothing contained in this paragraph 5 shall be construed to require the commission of any act contrary to law or to be contrary to law, and whenever there is any conflict between any provision of this Agreement and any present or future statute, law, government regulation or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provisions of this Agreement affected shall be curtailed and restricted only to the extent necessary to bring them within legal requirements.

h.  If any provision of the covenants and agreements set forth in this paragraph 5 shall be held invalid or unenforceable because of the scope of the territory or the actions thereby restricted, or the period of time within which such covenant or agreement is operative, or for any other reason, it is the intent of the parties hereto that such provision shall be construed by limiting and reducing it, or, if necessary eliminating it so that the provisions hereof shall be valid and enforceable to the extent compatible with applicable law as determined by a court of competent jurisdiction

6. Escrow In Event of Litigation. In the event that Mr. Lynch brings a cause of action or files a charge against ENERGIZER in violation of Paragraph 4 of this Agreement, Mr. Lynch understands and agrees to place in an escrow account an amount equal to the consideration described in paragraph 2 while said cause of action is in litigation. If a court of competent jurisdiction determines that Mr. Lynch should not have brought such a cause of action because it is without merit and/or preempted by Mr. Lynch’s promises in this Agreement, then Mr. Lynch shall repay to ENERGIZER any settlement or separation payment being held in the escrow account and attorneys fees incurred by ENERGIZER defending its actions and this Agreement, in addition to any other damages the court may deem proper. Further, Mr. Lynch agrees to waive any legal or equitable claims for monetary compensation or damages incident to any such cause of action or charge.

7. Confidentiality. Mr. Lynch agrees not to talk about, write about, or otherwise disclose the existence of this Agreement, the terms of this Agreement, or any fact concerning its negotiation, execution, or implementation to any person, firm, or corporation, other than Mr. Lynch’s spouse, financial advisor, Employee Benefits Plan representative, or attorney, unless Mr. Lynch is required to do so by federal, state, or local law, or by a court of competent jurisdiction. If Mr. Lynch discloses the terms of this Agreement to Mr. Lynch’s spouse, financial advisor or attorney, Mr. Lynch shall advise that confidentiality is an essential part of this Agreement and advise each that they are bound by the confidentiality provisions hereof. Mr. Lynch agrees ENERGIZER may advise any third party that ENERGIZER deems necessary of the existence of this Agreement and of its terms. Mr. Lynch agrees that ENERGIZER shall have no liability for so notifying any third party and hereby irrevocably waives any right to assert any such liability in the future.

8. Return of Documents. As soon as practicable following his resignation of employment, but in no event later than May 1, 2007, Mr. Lynch agrees to return to ENERGIZER all office equipment and supplies, credit cards, cash advances, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to the business of ENERGIZER which Mr. Lynch possesses, including, but not limited to, computer hardware, software, data, disks, draft books, memoranda, notes, plans, programs, records, reports, and other documentation (and copies thereof) relating to ENERGIZER. If Mr. Lynch has any outstanding expenses, a final expense report must be provided to ENERGIZER no later than May 1, 2007.

9. Litigation Assistance. In the event of litigation between ENERGIZER and a third party involving matters which Mr. Lynch was involved with during the course of his employment, Mr. Lynch agrees, in exchange for a reasonable hourly rate based on Mr. Lynch’s base monthly salary in 2007, to assist ENERGIZER as requested in preparation for trial, including but not limited to review of records and files, attendance at and review of depositions, attendance at conferences with counsel, attendance at trial and assistance with post trial and appeal.

10. Enforceability. In the event that any provision of the Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability shall not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

11. Governing Law. This Agreement will be governed by the internal law of the State of Missouri and not the law of conflicts. Any lawsuit concerning the rights and obligations created by, or the enforceability of, this Agreement may be brought only in the United States District Court for the Eastern District of Missouri or, in the event such court lacks jurisdiction, in the Missouri State Court in St. Louis County, Missouri. The Parties waive the right to a jury trial in any such lawsuit.

12. Definition of ENERGIZER. For purposes of this Agreement, the term "ENERGIZER" shall include Energizer Holdings, Inc., its wholly owned subsidiaries Eveready Battery Company, Inc., Energizer Battery, Inc., Schick Manufacturing, Inc., its Schick-Wilkinson Sword division, and all of its subsidiary and affiliated companies, predecessors, successors, and assigns of the aforementioned, and all past, present, and future officers, directors, agents, representatives, stockholders and employees of any of the foregoing.

13. Benefits of Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors, and permitted assigns.

14. Notices. Any notices necessary or required to be given under this Agreement shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known addresses of the parties hereto, or to such other address or addresses as any of the parties shall have specified in writing to the other party hereto.

15. Entire Agreement; Waivers. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein, and no modification, amendment, or waiver of any of the provision of this Agreement shall be effective unless in writing and signed by all parties hereto. This Agreement constitutes the only agreement between the parties hereto with respect to the matters herein contained. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom it is sought to be enforced.

16. Review of Agreement. Mr. Lynch expressly acknowledges that ENERGIZER has given him at least twenty-one (21) days to consider this Agreement as originally presented and that ENERGIZER also has given him the opportunity to discuss all aspects of this Agreement with an attorney before signing this Agreement. Mr. Lynch states that he has discussed this Separation Agreement and General Release or, in the alternative, has freely elected to waive any remaining part of the twenty-one (21) days and any further opportunity to discuss this Agreement with an attorney before signing it.

17. Revocation. Mr. Lynch may revoke his acceptance within seven (7) days after signing this Agreement. Mr. Lynch’s notice of revocation must be given to ENERGIZER’s Human Resources Department in writing within seven (7) days after signing this Agreement. If Mr. Lynch does revoke this Agreement, neither Mr. Lynch nor ENERGIZER will be required to satisfy any of the terms of this Agreement. If Mr. Lynch has not revoked his acceptance, within seven (7) days this Agreement's effectiveness will become final.

18. ACKNOWLEDGEMENT. MR. LYNCH ACKNOWLEDGES HE HAS READ THIS AGREEMENT CONSISTING OF EIGHTEEN (18) NUMBERED PARAGRAPHS AND FOURTEEN (14) PAGES, THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT ARE THE TERMS STATED HEREIN, THAT NO OTHER PROMISE OR AGREEMENT OF ANY KIND HAS BEEN MADE TO HIM BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE HIM TO SIGN THIS AGREEMENT, THAT HE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE MEANING AND INTENT OF THIS AGREEMENT, THAT HE HAS HAD AN ADEQUATE OPPORTUNITY TO DISCUSS THIS DOCUMENT WITH AN ATTORNEY AND HAS DONE SO OR HAS VOLUNTARILY ELECTED NOT TO DO SO, AND THAT HE IS VOLUNTARILY EXECUTING IT OF HIS OWN FREE WILL.

JOSEPH E. LYNCH        ENERGIZER HOLDINGS, INC.

____________________________  By:_________________________
Peter J. Conrad
Vice President, Human Resources

Date:________________________  Date:_______________________

Witness:_____________________

Date:________________________